EXHIBIT 10(m)
                     AMERICAN BANKING COMPANY
                        MOULTRIE, GEORGIA

                    FINANCING - LOAN AGREEMENT
                          MARCH 29, 1997


FOR VALUE RECEIVED, GOLDEN ISLES FINANCIAL HOLDINGS, INC., of Glynn County, Georgia, (together with its successors or assigns, "Borrower") agree with AMERICAN BANKING COMPANY, with offices located in Moultrie, Colquitt County, Georgia (Mailing address: P. O. Box 2527, Moultrie, GA 31776) ("Lender"), as follows:

I.   DEFINITIONS.

A."Liabilities" shall mean: (i) all obligations of Borrower hereunder, (ii) all obligations of Borrower to Lender under those certain Notes of Borrower to Lender dated March 29, 1997, in the original principal sum of $3,500,000.00, and $1,000,000.00.

B."Collateral" shall mean: See Exhibit "A" attached hereto and made a part hereof by reference.

C."Obligor" shall mean Borrower, GOLDEN ISLES FINANCIAL HOLDINGS, INC.

D."Default" shall mean the occurrence of any of the following events: (1) non-payment when due of any amount payable on any of the Liabilities or failure to perform any agreement of Borrower contained herein or in any agreement out of which any of the Liabilities arose; (2) any statement, representation, or warranty of Borrower made orally or in writing herein or in any other writing or statement at any time furnished or made by Borrower to Lender is untrue in any material respect as of the date furnished or made;
(3) suspension of the operation of Borrower's business; (4) Borrower becomes insolvent, is unable to pay its debts as they mature, has imposed any type of cease and desist order or similar ruling by State or Federal Banking Authorities, or makes a conveyance fraudulent as to its creditors under any state or federal law; (5) entry of any judgment against Borrower or creation, assertion, or filing of any lien against the property of Borrower, except as may be otherwise permitted or authorized by Lender; (6) dissolution, merger, or consolidation of Borrower; (7) transfer of any part of the property of Borrower without prior approval of Lender; (8) appointment of a receiver for the Collateral or for any property in which Borrower has an interest; or (9) Lender reasonably and in good faith feels insecure for any reason whatsoever.

II.PURPOSE OF LOAN.  Borrower has applied for term loans as follows:

A.A $3,500,000.00 loan for the purpose of paying off an outstanding loan with Southeastern Bank, Darien, Georgia, and for operating capital.

B.A loan up to $1,000,000.00 for the purpose of providing a revolving line of credit to be used for operating capital.

III. INTEREST RATE.

The interest rate as committed to will be prime rate as publicly announced by SunTrust Bank, Atlanta, as its prime rate plus 1/4% per annum, with changes effective daily, if any, in the prime rate.

IV.MATURITY DATES & AMORTIZATION.

A.The $3,500,000.00 loan is structured for eighteen (18) months with interest payable quarterly. At the end of the eighteen (18) month period, the principal balance will be restructured to a ten (10) year amortization with a five (5) year balloon. Interest will be paid quarterly with semi-annual principal reductions of $175,000.00 each (total annual principal reduction of $350,000.00).

B.The $1,000,000.00 revolving line of credit will initially be structured with quarterly interest payments with the principal balance to mature in twelve (12) months. Upon maturity, the $1,000,000.00 loan will be structured with the same payment format as the $3,500,000.00 loan (II A) or at the option of Obligor may be combined on a single amortization schedule.

C.The $750,000.00 loan will be structured using the same format as (II B).

V.COLLATERAL.

The Collateral for these credit facilities (2 loans) will be 100% of the stock of THE FIRST BANK OF BRUNSWICK, a wholly owned subsidiary of the Borrower.

VI.CLOSING REQUIREMENTS.

A.Lender must determine in its sole discretion that there have been no unremedied adverse changes since its letter of March 18, 1997 to Borrower (Exhibit B), or any other condition of Borrower which would warrant withholding, or not making such disbursement or any further disbursement.

B.That all required Collateral has been delivered to Lender and all documents herein required have been executed.

VII.REQUIRED DOCUMENTS.

A.Promissory Notes structured as herein set forth in Paragraphs II A & B herein.

B.Board of Directors authorization and approval of Notes and loans referred to in Paragraphs II A, B & C herein.

C.Resolution of Board authorizing loans according to terms and conditions of letter dated March 18, 1997, and this Financing and Loan Agreement.

D.Hypothecation and pledge of all issued and outstanding stock of THE FIRST BANK OF BRUNSWICK.

E.Letter of March 18, 1997 to Mr. Michael D. Hodge attached and included as an integral part of this Financing - Loan Agreement.

VIII. BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

Borrower hereby warrants and represents that:

A.The execution, delivery and performance of this Agreement are within Borrower's corporate powers, have been duly authorized, are not in violation of law or the terms of Borrower's charter, By-Laws, or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound.

B.Borrower has full and absolute title to the Collateral, free of all security interests, liens, and claims whatsoever.

C.No financing statement, mortgage, notice of lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of an encumbrance or charge against any of the Collateral is in existence or on file in any public office.

IX.COLLATERAL.

A.Borrower will physically deliver to Lender all Collateral (100% of all issued and outstanding stock of THE FIRST BANK OF BRUNSWICK).

X.GENERAL COVENANTS OF BORROWER.

A.Borrower will at all times hereafter keep the Collateral free of all security interests, liens and claims whatsoever.

B.Borrower will, from time to time on request of Lender, execute such financing statements, notices, and other documents, and pay the cost of filing or recording the same in all public offices deemed necessary by Lender, and do such other acts as Lender may request to establish and maintain a valid security interest in and security title to the Collateral.

C.Borrower will not sell, transfer, lease, abandon, or otherwise dispose of any of the Collateral, or any interest therein.

     D.Borrower will not obtain or attempt to obtain from any party other than Lender, any loans, advances or other financial accommodations or arrangements, for which loans, advances, or other financial accommodations or arrangements a security interest in or security title to would be granted in the Collateral, except as may be otherwise permitted or authorized by Lender.

E.Borrower shall, upon a Default hereunder or upon a request from Lender, account fully and faithfully for and promptly pay or turn over to Lender proceeds in whatever form received in disposition of the Collateral.

XI.LENDER'S RIGHTS EXCLUSIVE OF BORROWER'S DEFAULT.

Lender may examine, audit or inspect Borrower's records, the Collateral, and all other assets of Borrower, or any portion thereof, wherever located, at any reasonable time or times, and may enter upon Borrower's premises for such purposes. Borrower shall assist Lender in whatever way necessary to make each such examination, audit, and inspection. Lender, from time to time, at its option, may perform any agreement of Borrower hereunder which Lender shall fail to perform and may take any other action which Lender deems necessary for the maintenance or preservation of any other Collateral, or its interest therein, and Borrower agrees to reimburse forthwith Lender for all expenses of Lender in connection with the foregoing, together with interest thereof at the rate or rates specified in said herein referred to Notes, from the date incurred until reimbursed by Borrower. Any such right exercised hereunder being subject to State and Federal Regulatory Authorities.

XII. LENDER'S RIGHTS AND REMEDIES UPON DEFAULT.

Upon Default, at the option of Lender, the Liabilities, notwithstanding any provisions thereof, without demand or notice of any kind thereupon, immediately shall become due and payable and Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and other applicable laws in the State of Georgia and the State and Federal Banking Regulations. Borrower agrees to pay all costs of Lender with respect to the collection of the Liabilities, and enforcement of Lender's right hereunder, and if collected by and through an attorney at law, reasonable attorney's fees and also other legal and court expenses.

XIII. NOTICE.

If any notification of intended disposition of the Collateral, or of any other act by Lender is required by law, and a specific time period is not stated therein, such notification, if mailed by first class mail at least ten
(10) days before such disposition or act, postage prepaid, addressed to Borrower either at the address shown above, or at any other current address of Borrower provided to Lender by Borrower, or appearing on the records of Lender, shall be deemed reasonably and properly given.

XIV. NON-WAIVER OF RIGHTS AND REMEDIES.

No delay or failure on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, or of the exercise of any other right or remedy. Time is of the essence of this Agreement.

XV.  CONSTRUCTION.

This Agreement shall be governed by and construed in and enforced in accordance with the laws of the State of Georgia, the State and Federal Regulatory Authorities. The terms "security interest" and "security title" as used herein shall include, and the Lender shall have all the rights, interest, title, liens, claims and privileges that may be derived hereunder and under the applicable laws of the various states and of the United States. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions, or the remaining provisions of the Agreement.

XVI. NOTICES.

All notices shall be given to Borrower and Lender as follows:

A.Mr. Michael D. Hodges (or Successor)
President and Chief Executive Officer
The First Bank of Brunswick
P. O. Box 160
Brunswick, GA 31521

B.   Mr. Ronnie Marchant (or Successor)
     President
     American Banking Company
     P. O. Box 2527
     Moultrie, GA 31776


XVII. BENEFIT. The rights and privileges of Lender hereunder shall inure to the benefit of its successors and assigns.

     IN WITNESS WHEREOF, Borrower and Lender have caused their corporate names to be hereunto set and their corporate seals to be hereunto affixed by their duly authorized offices this 29th day of March, 1997.


                              GOLDEN ISLES FINANCIAL HOLDINGS,
          INC.

                              BY:______________________________
                                 J. THOMAS WHELCHEL, Interim
                                 Chairman

                              ATTEST:__________________________
                                     JIMMY D. VEAL, Secretary

                                   "BORROWER"

                                         (SEAL)


                              AMERICAN BANKING COMPANY

                              BY:______________________________
                                 RONNIE F. MARCHANT, President

                              ATTEST:__________________________

                                   "LENDER"

                                         (SEAL)
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EXHIBIT "A"

COLLATERAL


A.   All (100%) of issued and outstanding stock of THE FIRST BANK OF
     BRUNSWICK.